UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 3, 2006

Date of Report (date of earliest event reported)

RASER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

UTAH	0-306567	87-0638510
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

5152 North Edgewood Drive, Suite 375

Provo, Utah 84604

(Address of principal executive offices)

(801) 765-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 3, 2006, Raser Technologies, Inc. (the “Company”) filed a Form 12b-25 with the Securities and Exchange Commission in order to obtain an extension to file its Form 10-KSB for the year ended December 31, 2005 as a result of unexpected delays in the completion of the preparation of the Company’s financial statements required to be included in such Form 10-KSB within the prescribed time period relating to the Company’s determination of the appropriate accounting treatment associated with the redemption and conversion features of the Company’s Series C Convertible Preferred Stock that the Company issued in the second quarter of 2005, all of which was automatically converted into common stock in accordance with its terms in the third quarter of 2005. The Company anticipates that it will file its Form 10-KSB for the fiscal year ended December 31, 2005 on or before April 17, 2006.

Specifically, the Company is in the process of determining whether Statement of Financial Accounting Standards, (SFAS) 133 – Accounting for Derivative Instruments and Hedging Activities, and Emerging Issues Task Force (EITF) abstract 00-19 Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock (hereinafter “Derivative Accounting Treatment”), apply to the redemption feature of the Series C Convertible Preferred Stock as well as the conversion feature of the preferred stock by virtue of its being closely related to the redemption feature. If we finally determine that Derivative Accounting Treatment applies to the redemption feature, then we would record a modest non-cash gain in 2005 associated with such redemption feature. If we finally determine that Derivative Accounting Treatment applies to the conversion feature, then we would record a significant non-cash gain in 2005 associated with such conversion feature. If the Company determines that Derivative Accounting Treatment does not apply, then equity accounting would apply and the Company would record a non-cash beneficial conversion feature expense of approximately $5.6 million. The Company applied the equity accounting to the Series C Convertible Preferred Stock in connection with its financial results for the quarter ended June 30, 2005. However, the accounting for instruments which include similar redemption or conversion features as that of the Series C Convertible Preferred Stock is complex and, in light of the complexity of our Series C Convertible Preferred Stock, requires a significant amount of time to thoroughly evaluate the applicable accounting literature. The Company expects to make a final determination on or prior to April 17, 2006.

Cautionary Note Regarding Forward-Looking Statements

This Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements regarding the determination of the applicable accounting treatment to the Company’s Series C Preferred Stock and the ability of the Company to make a final determination in order to file its Form 10-KSB within the prescribed time period. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ, including, without limitation, the risk that the Company may be unable to reach a final determination within the prescribed time period, in which case the Company’s business or reputation may be harmed and the trading market and price of its common stock would be materially adversely affected. All forward-looking statements in this report are based on information available to the Company as of the date hereof, and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RASER TECHNOLOGIES, INC.

Date: April 3, 2006	/s/ William Dwyer
William Dwyer Chief Financial Officer